Exhibit 10.3

FIRST AMENDMENT TO PLAYAGS, INC.

OMNIBUS INCENTIVE PLAN

The Omnibus Incentive Plan (the “Plan”) of PlayAGS, Inc., a Delaware corporation (the “Company”), is hereby amended, effective as of April 13, 2020 (the “Effective Date”), as follows:

1. Amendment to Section 5(b) of the Plan. Section 5(b) of the Plan is hereby amended and restated in its entirety as follows:

“(b) Subject to Section 11 of the Plan and subsection (e) below, the following limitations apply to the grant of Awards: (i) no more than 4,607,389 shares of Common Stock may be delivered in the aggregate pursuant to Awards granted under the Plan (the “Share Pool”); (ii) no more than 4,607,389 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iii) the maximum amount (based on the Fair Market Value of shares of Common Stock on the date of grant as determined in accordance with applicable financial accounting rules) of Awards that may be granted in any single fiscal year to any non-employee director, taken together with any cash fees paid to such non- employee director during such fiscal year, shall be $400,000; provided, that the foregoing limitation shall not apply in respect of any Awards issued to a non-employee director in lieu of payment of cash director compensation or board or committee fees or in respect of any one-time initial equity grant upon a non-employee director’s appointment to the Board.”

2. Effectiveness. In accordance with Section 13(a) of the Plan, the effectiveness of this First Amendment to PlayAGS, Inc. Omnibus Incentive Plan (this “Amendment”) is subject to the approval of the Company’s stockholders at the Company’s 2020 Annual Meeting of Stockholders. For the avoidance of doubt, if stockholder approval is not obtained, then this Amendment shall be void ab initio and of no force and effect.

3. Effect on the Plan. This Amendment shall not constitute a waiver, amendment or modification of any provision of the Plan not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Plan are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the Effective Date, each reference in the Plan to “this Plan,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Plan as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Plan, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

IN WITNESS WHEREOF, the undersigned, being authorized by the Board of Directors of the Company (the “Board”) to execute this Amendment, as evidenced by the approval and adoption of this Amendment by the Board, has executed this Amendment as of the date first written above.

PLAYAGS, INC.

        By: /s/ Victor Gallo

Victor J. Gallo

Secretary